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                                                                  EXHIBIT 10.62

                                    AGREEMENT


                                     Between

                           UNITED SPACE ALLIANCE, LLC

                                       and

                             SPACEHAB, INCORPORATED


                                  MAY 29, 1997
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AGREEMENT

THIS AGREEMENT, entered into this __ day of_________________ by and between UNITED SPACE ALLIANCE, LLC,(hereinafter "USA"), a Delaware limited liability company, having its principal office at 1150 Gemini Avenue, Houston, Texas 77058, and SPACEHAB, INCORPORATED, a Washington Corporation, having its principal office at 1595 Spring Hill Road, Suite 360, Vienna, Virginia 22182, (hereinafter "SHI").

WITNESSETH:

WHEREAS, USA has unique Space Shuttle operations expertise and is the industry manager of privatized Space Shuttle operations;

WHEREAS, SHI has unique commercial payload expertise and privately owned hardware capable of supporting microgravity research on the Space Shuttle;

WHEREAS, the respective capabilities of the parties are complimentary; and

WHEREAS, the parties are committed to establishment of a non NASA market for the use of space (the "Program");

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, it is agreed as follows:

1. OBJECTIVE OF THE TEAM

(a) The parties agree to pursue a joint initiative to establish a non
NASA market for microgravity science and/or production that will support at least one commercial Space Shuttle mission per year.

The program effort shall be prepared by the parties in connection with this Agreement and include the following:

         (1) Specific roles and responsibilities for USA and SHI, Initial business plan, Detailed plan of action and assignments.

     The above plans will be completed in time to support a June 1997 meeting.

2. EXPENSES

Each party hereto agrees to bear all of its own expenses incurred in connection with the Program incurred under this Agreement. Expenses incurred between the announcement of contract award and the contract start are the responsibility of each party.
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3. INDEPENDENT CONTRACTORS

This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind. Except for the preparation and submission of proposals and obligations set forth herein, and the mutual support to be provided between the parties hereto toward attainment of the contract for the Program, no actions, obligations or commitments of any nature of either of the parties hereto shall be binding upon the other party.

4. ASSIGNMENT

Neither party may assign nor transfer its interest herein without the prior written consent of the other; provided however, that the parties may assign their respective interest in this agreement to any new wholly owned entities that may be created for the purpose of performing efforts on the program.

5. DISCLOSURE AND PROTECTION OF INFORMATION

(a) "Proprietary Information" for purpose of the Agreement, shall be defined as text, tables, and drawings and other written data which have been identified as such by (1) appropriate markings on the documents or drawings involved, or (2) written notice, with attached copies of all documents and complete summaries of all oral disclosures to which the notice relates, delivered within two (2) weeks of disclosure to the person designated by either party as a recipient of proprietary data.

(b) The receiving party agrees that it will protect the proprietary nature of such information and use such information only during the currency of this Agreement and only in connection with the preparation of the proposal for the Program. Such party will use its best efforts to distribute proprietary information only to those persons within its organization who have a need to know, and notwithstanding that this Agreement shall have terminated or expired, to prevent the disclosure thereof for three (3) years subsequent to such termination or expiration to any person or persons outside its organization(as may be required for the proposal effort, provided the appropriate, protective legend is utilized).

Information shall be excluded from the protection of this paragraph when it:

(1) was in the public domain at the time it was disclosed; or

(2) was known to the receiving party at the time of receipt; or

(3) is disclosed with the written approval of the other party; or

(4) is disclosed inadvertently despite the exercise of the same degree of care as the receiving party takes to preserve and safeguard its own proprietary information; or
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(5) is disclosed pursuant to judicial action or Government regulations or requirements and the receiving party has notified the disclosing party prior to such disclosure and has used its reasonable efforts in a legal manner to contest and avoid such disclosures; or

(6) becomes known to the receiving party from any source other than the other party hereto, provided such information was not disclosed to the public or any other party by way of a breach of the Agreement.

(d) As and between USA and SHI, the foregoing restrictions as to disclosure and use of proprietary information all expire three (3) years from the date of Agreement, except, that that in the event a subsequent contract or Agreement is executed by SHI and USA prior to the expiration of such period, the terms of such subcontract relating to such type of information shall supersede the provisions of this Article.

(e) Neither the execution of this Agreement nor the furnishing of any information hereunder shall be construed as granting, either expressly or by implication, estoppel or otherwise, any license under any patent which is owned by or controlled by the party furnishing the information.

6. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Texas.

7. DURATION OF AGREEMENT

This Agreement and all rights and duties hereunder, except for those specifically set forth in Article 5 hereof, shall cease and terminate upon the first to occur of the following events:

(a) Upon the mutual written agreement of the parties hereto.

(b) The expiration of one (1) year from the effective date of this Agreement.

(c) The execution of a subsequent contract or Agreement between USA and SHI for the efforts specifically described in the product of the Agreement.

IN WITNESS WHEREOF the parties hereto have, through duly authorized representatives, caused this Agreement to be executed as of the day and year first above written.

UNITED SPACE                              SPACEHAB, INC.
ALLIANCE

BY: /s/ Ann Halligan                      BY: /s/ Chester M. Lee
    -------------------------                 -----------------------------
    Ann Halligan                              Chester M. Lee
Title: Director Contract                  Title: President
       Management and Pricing